Controls and Procedures.

The registrant's principal executive officer and principal financial officer have concluded, based on their evaluation of the registrant's disclosure controls and procedures (as defined in rule 30a-3(c) under the Investment Company Act of 1940 (17 CFR 270.30a-3(c)) as of May 15, 2017, which is a date within 90 days of the filing date of this amended report on Form N-CSR/A, that, as of said date, the design and operation of such controls and procedures are effective to provide reasonable assurances that information required to be disclosed by the registrant in the reports that it files under the Securities Exchange Act of 1934 (i) is accumulated and communicated to registrant's management, including its principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure, and (ii) is recorded, processed, summarized and reported, within the time periods specified in the rules and forms adopted by the U.S. Securities and Exchange Commission.

Subsequent to the issuance of the registrant's financial statements for its semiannual period ended November 30, 2016, and prior to the evaluation of its internal controls in connection with the certifications in this report, the registrant's management identified that the registrant's amortization of discount on certain of its Brazilian government debt securities was inaccurate, and this resulted in an overstatement of income and an offsetting understatement of unrealized appreciation/depreciation, and/or realized gain/loss on investments.  The error had no effect on the Fund's previously reported net assets, net asset values per share or total return.

Management of the registrant is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. The registrant's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the registrant's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate over time.  A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A deficiency in design exists when (a) a control necessary to meet the control objective is missing or (b) an existing control is not properly designed so that, even if the control operates as designed, the control objective would not be met. A deficiency in operation exists when a properly designed control does not operate as designed, or when the person performing the control does not possess the necessary authority or competence to perform the control effectively.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

The registrant's management has determined that the registrant's controls related to the security master set-up of certain Brazilian government debt securities were insufficient to prevent or allow for the timely detection of a material misstatement of the registrant's financial statements and that this control deficiency represented a material weakness in internal control over financial reporting.   The resulting incorrect recognition of discount amortization income had an immaterial impact to the registrant's May 31, 2016 annual financial statements, but requires a restatement of the registrant's financial statements for its semiannual period ended November 30, 2016.  The registrant's independent public accountants agree that the control deficiency represented a material weakness in internal control over financial reporting as of May 31, 2016.

Subsequent to November 30, 2016, and prior to both the registrant's restatement of its financial statements for the semiannual period ended November 30, 2016 and the evaluation by the registrant's officers of the design and operation of the registrant's disclosure controls and procedures as of May 15, 2017, the operation of the registrant's disclosure controls and procedures was modified by enhancing the surrounding controls associated with the security master set-up process for Brazilian government debt securities, including its review and analysis of income recognized by the registrant.